EXHIBIT 10.41

INDEMNIFICATION POLICY FOR THE EXECUTIVE OFFICERS AND
CHIEF ACCOUNTING OFFICER OF RESOLUTE FOREST PRODUCTS INC.

1.	Purpose
This Policy1 describes the terms, conditions and circumstances under which Resolute Forest Products Inc. (the “Corporation”) and certain of its wholly-owned subsidiaries provide indemnification and advancement of expenses to the Corporation’s executive officers and chief accounting officer who may be involved in proceedings by reason of their service in certain capacities to or at the request of the Corporation or certain of its wholly-owned subsidiaries. This Policy does not create, impact or alter any employee’s employment status with the Corporation or any of its wholly-owned subsidiaries.

2.	Covered Employees and Covered Capacities
This Policy applies to each Covered Employee (as defined below) in respect of such Covered Employee’s service in a Covered Capacity (as defined below). For the purposes of this Policy, a “Covered Employee” is an individual who:
a)was on December 13, 2016 or thereafter becomes (i) an executive officer or the chief accounting officer of the Corporation and (ii) an active employee of the Corporation, or of any corporation or other entity incorporated or formed under the laws of Canada (or any part thereof) or the United States (or any part thereof) of which the voting power of the voting equity securities or the equity interest is wholly held or owned, directly or indirectly, by the Corporation (a “Wholly-Owned Subsidiary”) that the Corporation may designate from time to time as a participating employer2 (each, a “Participating Employer”); and
b)    at any time during his employment with the Corporation or a Participating Employer, as applicable, whether before or after December 13, 2016, served or serves in any one or more of the following capacities (each, a “Covered Capacity”):
(i)    as an executive officer or the chief accounting officer of the Corporation;
(ii)    as a director, officer appointed by the board of directors, trustee, general partner, managing member, manager (in respect of a limited liability company) or fiduciary of
A.    a Wholly-Owned Subsidiary, including a Participating Employer or
B.    any other corporation, partnership, limited liability company, joint venture, trust or other enterprise incorporated or formed under the laws of Canada (or any part thereof) or the United States (or any part thereof) in which the Corporation holds a direct or indirect interest and where the Covered Employee serves or has served in such capacity at the request of, for the convenience of or to represent the interests of the Corporation or a Wholly-Owned Subsidiary (“Other Enterprise”);
(iii)    as a member of the Resolute Forest Products’ “Pension Investment Committee” or “Pension Administration Committee” (or as either committee may be later renamed), which
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1 This document is gender neutral and the masculine form is used merely to simplify the text and facilitate its reading. Terms not defined in the body of this Policy are defined in Appendix I.
2 As at December 13, 2016, the Corporation has designated the following Wholly-Owned Subsidiaries as Participating Employers: Resolute FP Canada Inc., Resolute FP US Inc., Resolute Growth Canada Inc., Fibrek General Partnership, Fibrek Recycling U.S. Inc., Resolute FP Augusta LLC, Accurate Paper Holdings, LLC, Atlas Paper Mills, LLC and Atlas Southeast Papers, Inc.

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committees have responsibility over employee pension plans maintained by the Corporation and/or any Wholly-Owned Subsidiaries; or
(iv)    as a member of a pension committee or board of trustees which has responsibility over any employee pension or other benefit plans maintained by the Corporation and/or any Wholly-Owned Subsidiaries, while also serving in any of the above Covered Capacities.

3.	Intent and Administration of Policy
a)    Intent. It is the general intent of this Policy to provide to each Covered Employee the greatest protection for their service in a Covered Capacity that is permitted under applicable law and the applicable constating documents of the Corporation, the Wholly-Owned Subsidiaries and the Other Enterprises for which he is or was serving in a Covered Capacity. Accordingly, the rights of each Covered Employee under this Policy
(i)    are cumulative and in addition to any other rights or remedies to which the Covered Employee may at any time be entitled under applicable law, the applicable constating documents of the Corporation, the Wholly-Owned Subsidiaries and the Other Enterprises, any agreement, a vote of stockholders, a resolution of directors (other than a resolution approving this Policy) or otherwise; and
(ii)    will be enforced and this Policy will be interpreted independently of and without reference to or limitation or constraint (whether procedural, substantive or otherwise) by any other such rights to which the Covered Employee may at any time be entitled.
Further, the fact that the Corporation or any other Indemnifying Entity (as defined in Section 3b)) may purchase or maintain insurance, furnish similar protection or make other arrangements (including, without limitation, providing a trust fund, letter of credit or surety bond) on behalf of a Covered Employee against any liability the Covered Employee may be subject to by reason of serving in a Covered Capacity does not in any way limit or affect the rights and obligations of the Covered Employee or of the Indemnifying Entities, except as otherwise expressly provided in this Policy.
b)    Indemnifying Entities. Subject to Section 3c), with respect to a Covered Employee, the entities set out in Section 3b)(i) A, B or C, as applicable, and the entities set out in Sections 3b)(ii) and 3b)(iii) will each be deemed to be an “Indemnifying Entity” for the purposes of this Policy so long as such Indemnifying Entity (other than the Corporation) remains a Wholly-Owned Subsidiary:
(i)    As applicable,
A.    in the case of a “Proceeding” (as defined in Appendix I) arising by reason of the Covered Employee’s service in a Covered Capacity with the Corporation or a Wholly-Owned Subsidiary under Section 2b)(i) or 2b)(ii)A, as applicable: the Corporation or such Wholly-Owned Subsidiary
B.    in the case of a Proceeding arising by reason of the Covered Employee’s service in a Covered Capacity with an Other Enterprise under Section 2b)(ii)B: the Wholly-Owned Subsidiary that holds a direct interest in such Other Enterprise or the Wholly-Owned Subsidiary that holds the closest indirect interest in such Other Enterprise or
C.    in the case of a Proceeding arising by reason of the Covered Employee’s service in a Covered Capacity under Section 2b)(iii) or (iv): the Corporation and/or the Wholly-Owned Subsidiary(ies) that participate in the pension or other benefit plan concerned (to the extent that such plan has not assumed such responsibility);

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(ii)    the Corporation; and
(iii)    each of the current and former employers of the Covered Employee that is a Participating Employer.
c)    Administration. The Corporation sponsors and is primarily responsible for the administration of this Policy. More specifically, the Corporation (to the exclusion of the other Indemnifying Entities) has the sole rights and responsibilities for handling requests for indemnification and advancement of Expenses (as defined in Appendix I) under this Policy and otherwise implementing this Policy, including, without limitation:
(i)    making the determinations (except as otherwise provided by applicable law) as to any Covered Employee’s entitlement to indemnification and advancement of Expenses under this Policy;
(ii)    coordinating with the other Indemnifying Entities and the Other Enterprises, as and when it considers (in its sole discretion) it necessary or desirable, for the purposes of making such determinations as to entitlement, of seeking any required court approvals, of entering into settlements, and of determining whether and how to assume the defense of any Proceeding;
(iii)    giving and receiving all notices, requests, demands and other communications contemplated by this Policy;
(iv)    allocating and apportioning the payment obligations set forth in this Policy among the Indemnifying Entities, in such manner consistent with Section 3b) as it reasonably determines3; and
(v)    designating from time to time any additional Wholly-Owned Subsidiary as a Participating Employer for the purposes of Section 2a).
d)    Change in Laws. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification rights or greater advancement rights than would be afforded currently under the applicable constating documents of the relevant Indemnifying Entity(ies) and this Policy, it is intended that this Policy will be interpreted in a manner which will allow such greater rights, except as regards the exclusions set out in Section 7. To the extent that a change in the law under which an Indemnifying Entity was incorporated or formed, whether by statute or judicial decision, narrows or limits the indemnification rights or advancement rights afforded currently under its applicable constating documents and this Policy, it is intended that such changes not adversely affect the Covered Employees, except to the extent otherwise required by applicable law.

4.	Duration, Amendment and Repeal of Policy
a)    Duration. The obligations of the Indemnifying Entities under this Policy apply during the period a Covered Employee serves in a Covered Capacity and thereafter, regardless of the termination of the Covered Employee’s service in a Covered Capacity and for so long as the Covered Employee is subject to any possible Proceeding, including any rights of appeal thereto and any Proceeding commenced by the Covered Employee pursuant to Section 12, by reason of having served in a Covered Capacity. The Covered Employee does not need to be acting in any Covered Capacity at the time any liability or expense is incurred for which rights exist under this Policy.
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3 It is intended that, in making such allocation and apportionment, the relevant Indemnifying Entity(ies) referred to in Section 3b)(i) would have primary responsibility, and the Indemnifying Entities referred to in Sections 3b)(ii) and 3b)(iii) would have secondary responsibility.

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b)    Amendment and Repeal. The Indemnifying Entities may from time to time amend or repeal this Policy, in whole or in part, under the following conditions:
(i)    the Corporation must give to each Covered Employee 12 months prior written notice of the repeal of this Policy or of any material term thereof, or of any amendment to this Policy which adversely affects the rights of such Covered Employee under this Policy; and
(ii)    any such amendment or repeal will be prospective. For greater certainty, it is understood that the repeal of this Policy or of any material term thereof, or any amendment to this Policy which adversely affects the rights of a Covered Employee only applies to actions taken or omitted by the Covered Employee in his Covered Capacity from the later of (x) the expiry of the 12 month notice period contemplated by Section 4b)(i) and (y) the effective date of such repeal or amendment.

5.	Indemnification Rights
The Indemnifying Entities will indemnify a Covered Employee, to the fullest extent permitted by applicable law, in the following cases, subject to the conditions and exclusions set out in Sections 6 and 7:
a)    Third Party Proceedings. A Covered Employee who
(i)    was, is or is threatened to be made a party to a Proceeding, or
(ii)    is otherwise involved or threatened to be involved in any Proceeding
(except for Proceedings by or in the right of the Corporation or another Indemnifying Entity to procure a judgment in its favor, which are addressed in Section 5b)) by reason of the fact that he is or was serving in a Covered Capacity is entitled to indemnification against all Expenses, judgments, liabilities, losses, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, liabilities, losses, fines, penalties and amounts paid in settlement) actually and reasonably incurred by the Covered Employee or on his behalf in connection with such Proceeding or any claim, issue or matter therein (subject, however, to obtaining prior court approval to the extent required by applicable law4);
b)    Proceeding by or in the Right of the Corporation or Another Indemnifying Entity. A Covered Employee who
(i)    was, is or is threatened to be made a party to any Proceeding by or in the right of the Corporation or another Indemnifying Entity to procure a judgment in its favor, or
(ii)    is otherwise involved or threatened to be involved in such a Proceeding by reason of the fact that he is or was serving in a Covered Capacity is entitled to indemnification against all Expenses actually and reasonably incurred by the Covered Employee or on his behalf in connection with such Proceeding or any claim, issue or matter therein (subject, however, to obtaining prior court

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4 For example, court approval is required if indemnification is to be made by an Indemnifying Entity that is incorporated under the Canada Business Corporations Act in connection with a Proceeding by or in the right of an Other Enterprise to procure a judgment in favor of such Other Enterprise.

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approval to the extent required by applicable law5). For greater certainty, it is understood that the indemnification provided in this Section 5b) is restricted to Expenses and does not extend to judgments, liabilities, losses, fines, penalties and amounts paid in settlement;
c)    Participation as a Witness in a Proceeding. A Covered Employee who is, by reason of his Covered Capacity, a witness in any Proceeding to which he is not a party is entitled to indemnification against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith;
d)    Proceedings for Enforcement and Recovery. A Covered Employee who brings a Proceeding
(i)    to enforce his rights under, or to recover damages for breach of, this Policy or any other indemnification or advancement agreement, or any provision of the applicable constating documents of an Indemnifying Entity or
(ii)    for recovery or advances under any insurance policy maintained by any person for the benefit of the Covered Employee is entitled to indemnification against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith (regardless of whether he ultimately is determined to be entitled to such indemnification, advancement, or insurance recovery or advances) unless such Proceeding was not brought by him in good faith. (See also Section 12 regarding such a Proceeding.)

6.	Conditions to Indemnification
The indemnification rights of a Covered Employee under Section 5 are subject to the following conditions:
a)    a Covered Employee seeking indemnification under Section 5a) or 5b) must have acted honestly, in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or, as applicable, of the other Indemnifying Entity or Other Enterprise for which he is or was serving in a Covered Capacity, and, in the case of any criminal Proceeding or administrative Proceeding that is enforced by a monetary penalty, he had reasonable grounds to believe his conduct was lawful;
b)    if a final judgment is rendered to the effect that the Covered Employee is liable to the Corporation or other Indemnifying Entity in respect of any claim, issue or matter in a Proceeding referred to in Section 5b), the court having jurisdiction must have determined upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the Covered Employee is fairly and reasonably entitled to indemnification against his Expenses;
c)    the Covered Employee seeking indemnification under this Policy for amounts paid in settlement of any Proceeding has obtained the prior written consent of the Corporation, acting reasonably, to such settlement;
d)    none of the exclusions set out in Section 7 applies; and
e)    unless otherwise ordered by a court, the Covered Employee has complied with the procedures set forth in Sections 8 and 9.

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5 For example, court approval is required if indemnification is to be made by an Indemnifying Entity that is incorporated under the Canada Business Corporations Act in connection with a Proceeding by or in the right of the Indemnifying Entity to procure a judgment in favor of such Indemnifying Entity.

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7.	Exclusions
Notwithstanding any other term in this Policy, a Covered Employee is not entitled to indemnification nor to advancement of Expenses in any of the following cases:
a)    payment has actually been received (including as advancement of Expenses) by him or on his behalf under this Policy, any insurance policy or other indemnity provision or agreement, whether from the Corporation, a Wholly-Owned Subsidiary, an Other Enterprise, an insurer or otherwise, except as regards any excess beyond the amount actually received; it being understood that, subject to the provisions of Section 13b), a Covered Employee has no obligation to reduce, offset, allocate, pursue or apportion amounts in respect of any indemnification, advancement or insurance coverage among multiple parties having such duties to the Covered Employee before satisfaction and performance by the Indemnifying Entities of all of their obligations under this Policy;
b)    in connection with a claim made for an accounting or disgorgement of profits made from the purchase and sale (or sale and purchase) by him of securities of the Corporation or of the Other Enterprise for which he is or was serving in a Covered Capacity, within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or similar provisions of state, provincial or other local statutory law or common law;
c)    except for Proceedings contemplated by Sections 5d) and 12, in connection with any Proceeding (or any part of any Proceeding) that was initiated by the Covered Employee, and not brought by way of defense, against the Corporation, a Wholly-Owned Subsidiary or an Other Enterprise, or against any of their respective directors, officers, trustees, general partners, managing members, managers (in respect of a limited liability company), fiduciaries, employees or agents, except if:
(i)    the Board of Directors of the Corporation and, if required (in the Corporation’s sole discretion), the board of directors of the relevant other Indemnifying Entities have authorized or consented to the Proceeding (or any part of any Proceeding) before its initiation; or
(ii)    such payment arises in connection with any mandatory or compulsory counterclaim or cross-claim that the Covered Employee asserts against the Corporation, such Wholly-Owned Subsidiary or Other Enterprise, or its or their respective directors, officers, trustees, general partners, managing members, managers (in respect of a limited liability company), fiduciaries, employees or agents, or any affirmative defense the Covered Employee raises;
d)    in connection with a claim for the payment of amounts required to be reimbursed to the Corporation, any Wholly-Owned Subsidiary or an Other Enterprise pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended, Section 10D of the Exchange Act, any successor statute thereto, or any similar provisions of state, provincial or other local statutory law relating to restatements due to material non-compliance with financial reporting requirements as a result of erroneous financial information and misconduct, or under any corporate “clawback” policy; or
e)    in connection with a claim for any payment to the Covered Employee that is finally determined to be unlawful under the terms and procedures and subject to the presumptions of this Policy.

8.	Advances of Expenses
The Indemnifying Entities will advance to a Covered Employee, to the fullest extent permitted by applicable law, the Expenses he incurs in connection with any Proceeding, subject to the following conditions:
a)    none of the exclusions set out in Section 7 applies;

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b)    the Covered Employee has complied with the conditions set out in Section 9a);
c)    the Covered Employee has made a written request to the Corporation for advancement, with reasonable detail of the Expenses to be advanced; it being understood that he is not required to provide any documentation to the extent provision thereof would undermine or otherwise jeopardize attorney-client privilege;
d)    except for requests for advancement of Expenses related to Proceedings brought in good faith contemplated by Sections 5d) and 12, the Covered Employee has executed and delivered to the Corporation an Undertaking substantially in the form of Appendix II hereto, providing that he undertakes to repay the advance to the Corporation (or to the other Indemnifying Entity it designates) to the extent that it is ultimately determined that he is not entitled to be indemnified under the terms of this Policy, the applicable constating documents of the Corporation or of the relevant Indemnifying Entity, applicable law or otherwise; and
e)    prior court approval has been obtained if and to the extent required by applicable law6.
The Corporation will confirm to the Covered Employee which Indemnifying Entity will advance the requested Expenses and such Indemnifying Entity will endeavor to advance the requested Expenses within 60 days after receipt of the request (or after the obtaining of court approval if and to the extent required by applicable law), whether receipt is prior to or after final disposition of the applicable Proceeding. Advances will include the Expenses reasonably incurred in seeking such advances or pursuing a Proceeding brought in good faith to enforce this right of advancement as contemplated by Sections 5d) and 12.

9.	Application and Procedure for Indemnification
a)    The Covered Employee must, unless otherwise prohibited by applicable law, promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment or document relating to any Proceeding or matter which may be subject to indemnification or a right for advancement of Expenses under this Policy. If the Covered Employee does not so notify the Corporation or keep the Corporation generally informed on a reasonably current basis of the status of such Proceeding or matter, the Indemnifying Entities will not be relieved of any obligation they may have to the Covered Employee under this Policy or otherwise, unless and only to the extent that such failure or delay is materially prejudicial to the defense of or against such Proceeding or matter.
b)    A Covered Employee who wishes to request indemnification under this Policy must submit an application therefor in writing to the Corporation. The application can be submitted from time to time and at such time(s) as the Covered Employee deems appropriate in his sole discretion.
c)    After a Covered Employee submits the written application for indemnification pursuant to Section 9b) or after the final disposition of the Proceeding for which indemnification is sought by the Covered Employee under this Policy, whichever occurs later, the Corporation will determine (including by such methods as are required by applicable law and having regard to the court findings in the Proceeding) whether the Covered Employee is entitled to indemnification under this Policy and it will, as promptly as practicable and reasonable in the circumstances, advise the Covered Employee in writing whether he is or not entitled to indemnification. If the Covered Employee is denied indemnification, the written notice will also describe the reason or basis for which indemnification has been denied. If it is
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6 For example, court approval is required if Expenses are to be advanced by an Indemnifying Entity that is incorporated under the Canada Business Corporations Act in connection with a Proceeding by or in the right of the Indemnifying Entity or of an Other Enterprise to procure a judgment in its favor. (See also notes 4 and 5 above.)

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determined that the Covered Employee is entitled to indemnification, the Corporation will confirm to the Covered Employee which Indemnifying Entity will make payment and such Indemnifying Entity will make payment to the Covered Employee within 60 days after notice of such determination.
d)    The Covered Employee must reasonably cooperate with the Corporation and the other Indemnifying Entities with respect to determination of the Covered Employee’s entitlement to indemnification, including providing to them and to the court having jurisdiction (if applicable) upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Covered Employee and reasonably necessary to such determination. Any Expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by the Covered Employee in so cooperating with such determination will be borne by the Indemnifying Entities, irrespective of the determination as to the Covered Employee’s entitlement to indemnification, unless otherwise ordered by the court.

10.	Presumptions and Effect of Certain Proceedings
In making a determination as to any Covered Employee’s entitlement to indemnification and advancement of Expenses under this Policy, the following rebuttable presumptions will apply (absent evidence or a judicial determination to the contrary, or a misstatement of a material fact or omission of a material fact necessary to make a statement not materially misleading):
a)    if a Proceeding (or any claim, issue or matter therein) terminates by judgment, order, settlement (excluding a settlement with admission of liability) or conviction, or upon a plea of nolo contendere, ‘no contest’ or its equivalent, the termination will not of itself (except as otherwise expressly provided in this Policy) adversely affect the right of a Covered Employee to indemnification or create a presumption that the Covered Employee did not meet the required standards of conduct set forth in Section 6a);
b)    to the extent that a Covered Employee is successful on the merits in a Proceeding to which he is a party by reason of the fact that he is or was serving in a Covered Capacity, or with respect to any claim, issue or matter therein, he will be presumed to be entitled to indemnification against all Expenses actually and reasonably incurred by him in connection with such Proceeding or, as applicable, each such successfully resolved claim, issue or matter, and to have met the required standards of conduct set forth in Section 6a) in respect of such Proceeding or, as applicable, each such successfully resolved claim, issue or matter;
c)    a Covered Employee will be presumed to have acted in good faith if he relied in good faith on:

(i)
the records or books of account, including financial statements, of the Corporation or of the Wholly-Owned Subsidiary, Other Enterprise, pension or other benefit plan for which he is or was serving in a Covered Capacity;

(ii)
information supplied to the Covered Employee by the other directors or officers (or their equivalent) of the Corporation, the Wholly-Owned Subsidiary or the Other Enterprise, or by the other members of the Pension Investment Committee, Pension Administration Committee or pension committee or board of trustees for which he is or was serving in a Covered Capacity in the course of his duties;

(iii)
the advice of legal counsel for the Corporation, Wholly-Owned Subsidiary, Other Enterprise, Pension Investment Committee, Pension Administration Committee or pension committee or board of trustees for which he is or was serving in a Covered Capacity, for its board of directors or equivalent, any committee thereof or any of its directors or equivalent persons; or

(iv)
information, statements of accounts or records given or reports made to the Corporation, Wholly-Owned Subsidiary, Other Enterprise, Pension Investment Committee, Pension Administration Committee or pension committee or board of trustees for which he is or was

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serving in a Covered Capacity, to its board of directors or equivalent, any committee thereof or any of its directors or equivalent persons, by an independent certified public accountant, custodian, fund manager, actuary, appraiser or other expert selected by or for the account of the Corporation, Wholly-Owned Subsidiary, Other Enterprise, Pension Investment Committee, Pension Administration Committee or pension committee or board of trustees, its board of directors or equivalent, any committee thereof or any of its directors or equivalent persons;
d)    a Covered Employee who acted honestly, in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee pension or other benefit plan maintained by the Corporation or its Wholly-Owned Subsidiaries in respect of which he is or was serving in a Covered Capacity, or in the best interests of an Indemnifying Party for which he is or was serving in a Covered Capacity, as applicable, will be presumed to have acted in the best interests of the Corporation and such Wholly-Owned Subsidiaries or, as applicable, in the best interests of the Corporation and such other Indemnifying Entity. In addition, where a Covered Employee is or was serving in a Covered Capacity for an Other Enterprise, he will be presumed to have acted in the best interests of the Indemnifying Entities for purposes of this Policy if he acted honestly, in good faith and (i) at the direction of the Corporation or of the Wholly-Owned Subsidiary that holds a direct or indirect interest in such Other Enterprise or (ii) otherwise acted in a manner he reasonably believed to be in the best interests of such Other Enterprise; and
e)    the knowledge and/or actions, or failure to act, of any other director, officer, trustee, general partner, managing member, manager (in respect of a limited liability company), fiduciary, agent or employee of the Corporation or of a Wholly-Owned Subsidiary or Other Enterprise will not be imputed of itself to a Covered Employee.

11.	Defense of Claim
The Corporation or, at the Corporation’s request, another Indemnifying Entity is entitled to conduct, at its own expense, the defense of any Proceeding for which a Covered Employee seeks indemnification under this Policy. In this case, the Covered Employee may retain separate co-counsel at his sole cost and expense and participate in the defense of the Proceeding but he will not be entitled to indemnification nor to advancement of Expenses incurred by him.
Notwithstanding the foregoing, the Corporation and the other Indemnifying Entities do not have the right to assume control of the defense of a Proceeding, and they must indemnify for and advance the Expenses actually and reasonably incurred by a Covered Employee with respect to such Proceeding, if:

a)    the Corporation or the other Indemnifying Entity does not conduct the defense of the Proceeding with reasonable diligence; or
b)    the Proceeding seeks non-monetary, equitable or injunctive relief from or against the Covered Employee; it alleges violations of criminal law against the Covered Employee; or it includes as the named parties both the Covered Employee and the Corporation or the other Indemnifying Entity seeking to conduct the defense, and the Covered Employee (i) determines, based on advice of counsel, that representation by both parties by the same counsel would be prohibited by applicable codes of professional conduct or (ii) concludes, based on advice of counsel, that there may be one or more legal defenses available to him that are different from or in addition to those available to the Corporation or such Indemnifying Party and the Corporation or such Indemnifying Party has, after the Covered Employee’s request, refused to pursue such legal defenses.
If the Corporation or another Indemnifying Entity has assumed the defense of a Proceeding as provided in this Section 11, neither the Corporation nor any other Indemnifying Entity will be liable for any legal expenses subsequently incurred by the Covered Employee in connection with the defense of such Proceeding. If neither the Corporation nor another Indemnifying Entity assumes the defense of the Proceeding in accordance with this Section 11, the Covered Employee may continue to defend such claim at the

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reasonable cost of the Indemnifying Entities, and the Corporation or another Indemnifying Entity may still participate in, but not control, the defense of such Proceeding at its sole cost and expense.

12.	Remedies of Covered Employee
If a Covered Employee brings a Proceeding to enforce his rights to indemnification or advancement of Expenses under this Policy in any of the following cases:
a)    Expenses are not timely advanced (to the fullest extent permitted by applicable law) pursuant to Section 8;
b)    a determination of entitlement to indemnification pursuant to Section 9c) is not made by the Corporation within the reasonable time specified in Section 9c);
c)    a determination was made by the Corporation pursuant to Section 9c) that the Covered Employee is not entitled to indemnification under this Policy; or
d)    payment of indemnification is not made within 60 days after a determination has been made that the Covered Employee is entitled to indemnification;
such Proceeding must be brought:

(i)
in the Superior Court of the Province of Quebec, if brought only against one or more Indemnifying Entities incorporated or formed under the laws of Canada (or any part thereof), in which case this Policy will be governed by and interpreted and enforced in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein;

(ii)
if brought only against an Indemnifying Entity that is incorporated or formed under the laws of a United States jurisdiction other than Delaware, in a court having jurisdiction located in such jurisdiction, in which case this Policy will be governed by and interpreted and enforced in accordance with the laws of the State of Delaware; or

(iii)
in the Court of Chancery of the State of Delaware, if brought against the Corporation or another Indemnifying Entity incorporated or formed under the laws of Delaware, or if brought against either one of them and any other Indemnifying Entity, in which case this Policy will be governed by and interpreted and enforced in accordance with the laws of the State of Delaware.

Each Indemnifying Entity irrevocably and unconditionally consents (and, by seeking to be indemnified or have Expenses advanced under this Policy, a Covered Employee will be deemed to have irrevocably and unconditionally consented) to the exclusive jurisdiction of the above courts and waives (and the Covered Employee will be deemed to have waived) any objection to the laying of venue of any Proceeding in such courts.
If a Covered Employee commences a Proceeding in good faith under this Section 12, he is not required to reimburse the Corporation or any other Indemnifying Entity for any advances pursuant to Section 8 unless and until a final judicial determination is made by the relevant court with respect to the Covered Employee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed), and the Indemnifying Entities have the burden of proving that the Covered Employee is not entitled to be indemnified or to receive advances of Expenses, as applicable.

13.	Insurance
a)    To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, general partners, managing members, managers (in respect of a

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limited liability company), fiduciaries, employees or agents of the Corporation, another Indemnifying Entity or an Other Enterprise for which such persons serve at the request of, for the convenience of or to represent the interests of the Corporation or a Wholly-Owned Subsidiary and which by its(their) terms would cover the Covered Employee serving in a Covered Capacity, the Covered Employee will be covered by such policy(ies) in accordance with its(their) terms to the maximum extent of the coverage available for such persons under such policy(ies). If, at the time the Corporation receives notice from any source of a Proceeding as to which the Covered Employee is a party or a participant (as a witness or otherwise), the Corporation has director and officer or (as applicable) fiduciary or other liability insurance in effect as mentioned above, the Corporation will give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the applicable policy(ies). The Corporation will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Covered Employee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy(ies).
b)    The Indemnifying Entity making any payment to a Covered Employee under this Policy will be subrogated to the extent of such payment to all of the rights of recovery the Covered Employee may have against any entity or other person. The Covered Employee must execute all documents required and take all action necessary to secure such subrogation rights and enable the Indemnifying Entity to bring suit to enforce such rights.

14.	Section 409A
It is intended that any indemnification or advancement of Expenses made hereunder will be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10). Notwithstanding the foregoing, if any payments in respect of indemnification or advancement of Expenses made under this Policy are determined to be “nonqualified deferred compensation” within the meaning of Section 409A, then (a) the amount of the indemnification or advancement of Expenses during one taxable year will not affect the amount of such payments or advancement of Expenses during any other taxable year; (b) payments in respect of indemnification or advancement of Expenses must be made on or before the last day of the Covered Employee’s taxable year following the year in which the expense was incurred; and (c) the right to indemnification or advancement of Expenses under this Policy is not subject to liquidation or exchange for another benefit.

15.	Notices
Each notice, request, demand and other communication under this Policy must be in writing, addressed and given as indicated below, and will be deemed to have been duly given:
a)    if delivered by hand or courier, on the date of delivery if delivered on a business day before 4:00 pm (local time in place of receipt) or else, on the next business day;
b)    if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it was so mailed; or
c)    if sent by email or fax, on the date sent if sent on a business day before 4:00 pm (local time in place of receipt) or else, on the next business day;
if given to a Covered Employee (x) who is then an active employee, to his Resolute Forest Products’ place of employment, to his residential address indicated on his employee record or to such other address as the Covered Employee has provided in writing to the Corporation, and (y) otherwise, to his residential address indicated on his employee record or to such other address as the Covered Employee has provided in writing to the Corporation if given to the Corporation or any other Indemnifying Entity, to the following or to such other address (or addressee) as has been provided in writing by the Corporation to the Covered Employee(s):

February 2017        Page 11

Resolute Forest Products Inc.
111, rue Duke
Bureau 5000
Montréal (QC) Canada H3C 2M1
Attention: Vice President, Human Resources, Corporate Compensation and Services
Fax: (514) 394-2269
Email: compensation-remuneration@resolutefp.com

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

/s/ Michael S. Rousseau
Chair of the Human Resources and Compensation/Nominating
and Governance Committee of Resolute Forest Products Inc.

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APPENDIX I – ADDITIONAL DEFINITIONS
As used in this Policy:

(1)	“Expenses” includes:

(i)
all reasonable direct and indirect costs, fees, expenses and disbursements of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding;

(ii)
Expenses reasonably incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the principal, premium, security for and other costs relating to any cost bond, superdeas bond or other appeal bond or its equivalent;

(iii)	any federal, state, provincial, local or foreign income or other taxes imposed on the Covered Employee as a result of the actual or deemed receipt of any payments under this Policy; and

(iv)
to the fullest extent permitted by applicable law, any of the foregoing costs, fees, expenses and disbursements, to the extent reasonable, incurred in connection with any Proceeding brought by the Covered Employee (x) to enforce his rights under, or to recover damages for breach of, this Policy or any other indemnification or advancement agreement, or any provision of the applicable constating documents of an Indemnifying Entity or (y) for recovery or advances under any insurance policy maintained by any person for the benefit of the Covered Employee;

it being understood that

A.
the Corporation (for itself and the Indemnifying Entities) has the right (in its sole discretion) to determine whether or not the fees[7] of any such attorney, expert, witness, private investigator or professional advisor, as well as the costs, expenses and disbursements referred to above, are “reasonable”, having regard to then prevailing practices in the jurisdiction where any such attorney, expert, witness, private investigator or professional advisor is retained (including as to their hourly rate or other proposed type of compensation arrangement) or any such costs, expenses and disbursements are to be incurred and

B.
Expenses do not include amounts paid in settlement by the Covered Employee or the amount of judgments, liabilities, losses, penalties or fines against any Covered Employee, other than excise taxes and penalties paid under the Employee Retirement Income Security Act of 1974, as amended.

(2)	“Proceeding” includes:
(i)    any threatened, pending or completed action, suit, arbitration, mediation, alternate
______________________________________
7 Covered Employees are encouraged to seek pre-approval by the Corporation of the hourly rate or other type of compensation arrangement to be made with any such attorney, expert, witness, private investigator and professional advisor before retaining them.

February 2017        Page 13

dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, or any appeal therefrom, whether brought by or in the right of the Corporation, another Indemnifying Entity, an Other Enterprise or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the Covered Employee was, is, will or might be involved as a party or otherwise by reason of the fact that he is or was serving in a Covered Capacity, by reason of any action taken (or failure to act) by him or of any action (or failure to act) on his part while serving in a Covered Capacity; and

(ii)
any action brought by the Covered Employee (x) to enforce his rights under, or to recover damages for breach of, this Policy or any other indemnification or advancement agreement, or any provision of the applicable constating documents of an Indemnifying Party or (y) for recovery or advances under any insurance policy maintained by any person for the benefit of the Covered Employee.

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APPENDIX II
UNDERTAKING
Reference is made to the Indemnification Policy for the Executive Officers and Chief Accounting Officer of Resolute Forest Products Inc. (the “Policy”), the receipt of which is hereby acknowledged. Capitalized terms used herein without definition have the meaning ascribed to them in the Policy.
In regard to any advancements of Expenses I may receive as a Covered Employee pursuant to the terms of the Policy, I hereby undertake and agree to repay to the Corporation (or to the other Indemnifying Entity it designates) any and all amounts so paid, promptly and in any event within 30 days after the disposition, including exhaustion of all appeals therefrom, of any litigation or threatened litigation on account of which advancements were made if it is determined that I am not entitled to indemnification pursuant to the Policy.

COVERED EMPLOYEE

Name: [Insert]
Address:

Email: __________________________________

Date: _______________________________

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